UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 15 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2026

Schmitt Industries, Inc. (Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	001-38964 (Commission File Number)	93-1151989 (IRS Employer Identification No.)

8000 NE 14th Pl Portland, Oregon (address of principle executive offices)	97211 (Zip Code)

Registrants’s telephone number, including area code: (503) 227-7908

2765 NW Nicolai

Portland, OR 97210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - no par value	SMIT	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rune 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 11, 2026, Schmitt Industries, Inc. (the Company) received a Notice of Default under Loan Documents between the Company and Sententia Capital Management LLC (Sententia). The notice claims a total obligation by the Company in the amount of $4,280,626.78 including principal, interest, and fees under the Consolidated Promissory Note dated July 14, 2023, issued by the Company to Sententia, in the amount of $2,638,885.21. The notice also claims $402,131.51 including principal, interest, and fees under the 12% Secured Convertible Promissory Note, dated July 14, 2023, issued by Schmitt Measurement Systems, Inc., a subsidiary of of the Company, in the amount of $300,000.

The Consolidated Promissory Note dated July 14, 2023, issued by the Company is secured by a Stock Pledge Agreement dated July 14, 2023, related to the Company’s shares of the common stock of Schmitt Measurement Systems, Inc. The 12% Secured Convertible Promissory Note, dated July 14, 2023, issued by the Company’s subsidiary Schmitt Measurement Systems, Inc. is secured by a Security Agreement (All Assets), dated July 14, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schmitt Industries, Inc. has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.

Date: May 28, 2026	SCHMITT INDUSTRIES, INC.

	By.	/s/ Charles Davidson
Charles Davidson
Director